October 25, 2013

TO:     Members of the Federal Home Loan Bank of Boston

SUBJECT:    Member Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of member directors for terms beginning January 1, 2014. The directors elected are indicated below.

CONNECTICUT

Number of Members Voting in Election (Total Ballots Received):	52
Total Number of Eligible Votes (Potential)	1,411,229

VOTES RECEIVED
*Martin J. Geitz	683,327
President and Chief Executive Officer
The Simsbury Bank & Trust Company
Simsbury, CT 06070

Gregory R. Shook	335,023
President and Chief Executive Officer
Essex Savings Bank
Essex, CT 06426

MASSACHUSETTS

Number of Members Voting in Election (Total Ballots Received):	146
Total Number of Eligible Votes per Position (Potential)	3,626,471

* Mr. Geitz was elected to a four-year term expiring December 31, 2017.

Members of the Federal Home Loan Bank of Boston
October 25, 2013

VOTES RECEIVED
**Donna L. Boulanger	1,988,100
President and Chief Executive Officer
North Brookfield Savings Bank
North Brookfield, MA 01535

**John W. McGeorge	1,411,627
Chief Executive Officer and Chairman of the Board
Needham Bank
Needham, MA 02492

A. James Lavoie	1,386,403
Director
Middlesex Savings Bank
Natick, MA 01760

*****

We extend a special note of thanks to all our members who participated in this election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

** Ms. Boulanger and Mr. McGeorge were each elected to a four-year term expiring December 31, 2017.